Exhibit 10.1

SYNOVICS PHARMACEUTICALS, INC.

SUBSCRIPTION AGREEMENT

     Name of Subscriber: _______________________________ (the “Investor”)

     Total Investment Amount: $_______________________________________ (includes $________ cash and $____ in principal amount of roll-over Bridge Notes subject to a Notice of Conversion of even date)

1.     Subscription Terms - Securities

     1.1     Subscription. The undersigned Investor, hereby subscribes for and agrees to purchase ______ shares (the “Shares”), of Series C Convertible Preferred Stock, par value $0.001 per share of the Company (the “Series C Preferred Stock”) at $500.00 per share (the “Original Purchase Price”) and a number of warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, at 150% of the Original Purchase Price (i.e. $0.75 per share of Common Stock) equal to one half (0.50) of a share of Common Stock for each share into which a share of Series C Preferred Stock could be converted immediately after the issuance thereof. The Warrants shall be exercisable for five (5) years. The Series C Preferred Stock, the Warrants and Underlying Shares may be referred to collectively as the “Securities” and the offering of such securities by the Company may be referred to as the “Offering”. For purposes of this Subscription Agreement, the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock are referred to herein as the “Conversion Shares,” the shares of Common Stock issuable upon exercise of the Warrants (including any Warrants issued to Axiom Capital Management, Inc. as placement agent) are referred to herein as the “Warrant Shares,” and the Conversion Shares and the Warrant Shares are referred to herein collectively as the “Underlying Shares.”

     1.2     Subscription Payment. As payment for this subscription, simultaneously with the execution hereof, the Investor shall immediately wire the amount specified in Section 1.1 above, pursuant to the wire transfer instructions specified on Exhibit A or shall send to the address set forth on Exhibit A, via overnight courier, a check payable to “_________________”, and, if applicable, deliver to the Company $_______ in principal amount of the Company’s 2007 Bridge Notes together with a completed Notice of Conversion in the form attached thereto.

     1.3     Acceptance or Rejection of Subscription.

          (a)     Except with respect to Securities issuable upon conversion of the Company’s 2007 Bridge Notes, the Investor understands and agrees that the Company reserves the right to reject this subscription for the Securities purchased in its sole and absolute discretion, in whole or in part and at any time prior to the completion of the Offering, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription; and

          (b)     In the event of rejection of this subscription, the Investor’s subscription payment shall be promptly returned to the Investor without deduction or interest, and this Subscription Agreement shall have no force or effect.

2.     Representations and Warranties

     2.1     Investor Representations and Warranties. The Investor acknowledges, represents and warrants to, and agrees with, the Company as follows:

          (a)     The Investor is aware this is a “best efforts” offering subject to the sale of at least $__,___,000 of the Securities (including “rollovers” of existing bridge investors) and that the Investor’s investment involves a high degree of risk as described in the Confidential Term Sheet dated April __, 2008 (the “Term Sheet”);

          (b)     The Investor is aware that there is no assurance as to the future performance of the Company;

          (c)     The Investor is purchasing the Securities for the Investor’s own account for investment and not with a view to or for sale in connection with the distribution of the Securities or the Underlying Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Investor agrees that he, she or it must bear the economic risk of the Investor’s investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available;

          (d)     The Investor hereby authorizes the Company to place the following legend denoting the restriction on the Securities and the Underlying Shares:

     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).”

     In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Subscription Agreement. The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities and the Underlying Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities and Underlying Shares are registered for resale under the Securities Act,

(ii) such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities or Underlying Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Subscription Agreement, or (iii) such holder provides the Company with reasonable assurances that the Securities or Underlying Shares, as the case may be, can be sold pursuant to Rule 144. Following the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC or at such earlier time as a legend is no longer required, the Company will no later than five (5) business days following the receipt by the Company’s transfer agent of a legended certificate from such holder representing such holder’s Securities or Underlying Shares (and an opinion of counsel to the extent required hereby), deliver or cause to be delivered to such holder a certificate representing such Securities or Underlying Shares that is free from all restrictive and other legends. If the Company shall fail to deliver a certificate representing such Securities or Underlying Shares as required, and if such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of shares of Common Stock that the undersigned anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) business days after such holder’s written request and in such holder’s discretion, either (A) pay cash to such holder in an amount equal to such holder’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such shares of Common Stock shall terminate or (B) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock multiplied by (2) the Closing Bid Price (as defined in the Warrants) on the date of delivery of the legended certificate.

          (e)    The Investor has the financial ability to bear the economic risk of the Investor’s investment in the Company (including its possible total loss), has adequate means for providing for the Investor’s current needs and personal contingencies and have no need for liquidity with respect to the Investor’s investment in the Company;

          (f)     The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in the Investor’s judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company;

          (g)     The Investor:

     (i)     Has carefully read this Subscription Agreement and the Term Sheet, understands and has evaluated the risks of a purchase of the Securities and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Term Sheet and this Subscription Agreement;

     (ii)     Has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in this Subscription Agreement, the Registration Rights Agreement, the Warrant, the Term Sheet, and the SEC Documents;

     (iii)     Has been provided an opportunity to obtain any additional information concerning the Offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense and the Company has made available to the Investor all documents and information that the Investor has requested relating to an investment in the Company;

     (iv)     Has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment; and

     (v)     Has carefully considered and has to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional, legal, tax and financial advisers the suitability of an investment in the Company for the Investor’s particular tax and financial situation and the Investor has determined that the Securities are a suitable investment for the Investor.

          (h)     In making the Investor’s decision to purchase the Securities herein subscribed for, the Investor has relied solely upon independent investigations made by the Investor. Neither such inquiries nor any other investigation conducted by or on the undersigned’s behalf or its representatives or counsel shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Subscription Agreement;

          (i)     If the undersigned is a corporation, trust, partnership, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

          (j)     No representations or warranties have been made to the undersigned by the Placement Agent, or any of its officers, employees, agents, affiliates or attorneys;

          (k)     The information contained in Section 2.2 of this Subscription Agreement is: (i) True and correct, including any information which the Investor has furnished to the Company with respect to the Investor’s financial position and business experience, and (ii) is correct and complete as of the date of this Subscription Agreement. If there should be any material change in such information prior to acceptance of the Investor’s subscription, the Investor shall furnish such revised or corrected information to the Company;

          (l)     Subject to Section 4 hereof, the Investor hereby acknowledges and the Investor is aware that, except for any rescission rights that may be provided under applicable state laws, the Investor is not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive his or her death or disability.

     2.2     Investor Representations and Warranties Concerning Suitability, Accredited Investor and Eligible Client Status. The Investor represents and warrants the following information:

          (a)     The following information should be provided by the person making the investment decision whether on his own behalf or on behalf of an entity:

Name of Investor:

Age of Investor:

Name of Person Making
Investment Decision:

Age of Person Making
Investment Decision:

Principal residence address, telephone number and email:

Address:

Telephone:

Email Address:

Secondary residence address and telephone number:

Address:

(1) Telephone:

The Investor has no present intention of becoming a resident of any other state or jurisdiction.

Name, address, telephone number and facsimile number of employer or business:

Name:

(2) Telephone:

Email Address:

( Facsimile:

Nature of business:

Position and nature of responsibilities:

Length of employment or in current position:______________________________________

Prior employment, positions or occupations during the past five years (and the inclusive dates of each) are as follows:

Nature of Occupation	Position/Duties	From/To

Attach additional pages to answer any questions in greater detail, if necessary.

Each prospective investor should answer the following questions, which pertain to income, tax rate, net worth, liquid assets, and non-liquid assets by including spousal contribution even though the investment shall be held in single name.

Business or professional education and the degree(s) received are as follows:

School	Degree	Year Received

          (b)     Accredited Investor Representations. Initial all appropriate spaces on the following pages indicating the basis upon which the undersigned qualifies as an accredited investor (please initial only where appropriate). [Must Initial One]

     For Individual Investors Only:

(1) ______ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have combined net worth, in excess of $1,000,000. For purposes of this question, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

(2a) ______ I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in 2006 and 2007 and I reasonably expect to have an individual income in excess of $200,000 this year.

(2b) ______Alternatively, my spouse and I have joint income in excess of $300,000 in each applicable year.

(3) ______ I am a director or executive officer of the Company.

          Other Investors:

(4) ______ The undersigned certifies that it is one of the following: any bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(a)(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(5) ______ The undersigned certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(6) ______ The undersigned certifies that it is a organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(7) ______ The undersigned certifies that it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(8) ______ The undersigned certifies that it is an entity in which all of the equity owners are accredited investors.

     2.3     Disclosure. In reliance upon exemptions contained in the Securities Act and Rule 506 promulgated thereunder and applicable state securities laws, the Securities are being sold without registration under the Securities Act. The Placement Agent, on behalf of the Company, has delivered the Term Sheet to the Investor. In addition, the Company is offering the Securities utilizing this Subscription Agreement and the other subscription agreements, the form Warrant in substantially the form attached hereto as Exhibit B, the Registration Rights Agreement in substantially the form attached hereto as Exhibit C and the Certificate of Designations in substantially the form attached hereto as Exhibit D, and the other agreements, instruments and documents contemplated hereby (collectively the “Offering Documents”). The Investor hereby acknowledges receipt of the foregoing Offering Documents which are delivered with this Subscription Agreement and receipt of the Term Sheet. The Investor also has had access to all SEC Documents and the opportunity to review them.

     2.4     Prohibition on Net Short Positions. From and including the date of this Subscription Agreement until the effective date of the Registration Statement to be filed by the Company pursuant to the terms of the Term Sheet, the Investor agrees that the Investor will not maintain a Net Short Position in the Company Stock. “Net Short Position” shall mean that the aggregate number of shares of any Common Stock held in a short position with respect to the Securities by the Investor exceeds the number of Underlying Shares issuable to the Investor at such time.

     2.5     Representations and Warranties of the Company. The Company represents and warrants to each Investor purchasing the Securities, which representations and warranties are true and correct as of the date hereof, and shall be true and correct as of the time of the Closing, as follows:

          2.5.1 Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.5.1 hereto. Each such subsidiary is a corporation or limited liability company, as applicable, duly incorporated or formed and existing in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or company power to own its properties and to carry on its business as now being conducted. Except as listed in such Schedule 2.5.1, the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.

          2.5.2 Authorization; Enforcement. (i) The Company has all requisite power and authority, corporate and otherwise, to enter into and perform, as applicable, Offering

Documents and to issue the Securities (as well as the securities to be issued upon the conversion or exercise thereof) in accordance with the terms hereof, (ii) the execution and delivery of the Offering Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities (as well as the securities to be issued upon the conversion or exercise thereof), have been duly authorized by all necessary action, corporate and otherwise, and no further consent or authorization of the Company or the Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Offering Documents have been duly executed and delivered by the Company, (iv) the Offering Documents constitute valid and binding obligations of the Company enforceable against the Company except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in the Securities may be limited by applicable federal or state securities laws and (v) the Common Stock issuable upon conversion of the Series C Preferred Stock or exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances except to the extent that the number of authorized shares of Common Stock of the Company available at the time of conversion of the Series C Preferred Stock into shares of Common Stock is insufficient to permit the full conversion thereof and the number of authorized shares of Common Stock of the Company available at the time of exercise of the Warrants into shares of Common Stock is insufficient to permit the full exercise thereof.

          2.5.3 Capitalization.

          (a) (i) As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 600,000 shares of Class A Preferred Stock, 1,000,000 shares of Series B Preferred Stock, and 100,000 shares of Series C Preferred Stock, of which as of the date hereof, 24,860,544 shares of Common Stock (assuming that shares of Common Stock owned beneficially by Nirmal Mulye and Nostrum Pharmaceuticals, Inc. currently held in escrow are not issued and outstanding, based on information received from Axiom Capital Management LLC and assuming the issuance of 5,683,358 shares of Common Stock that the Company has agreed to issue but have not been issued as of the date hereof), 118,370 shares of Class A Preferred Stock, 1,000,000 shares of Series B Preferred Stock, and no shares of Series C Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (B) there are no outstanding debt securities of the Company or any of its subsidiaries other than $2,945,000 aggregate principal amount of promissory notes issued by the Company in a private placement transaction managed by Indigo Securities LLC in 2005 and 2006 (or the refinancing thereof) (the “2006 Notes”), $6,792,292 aggregate principal amount of convertible promissory notes due June 30, 2008 (the “2008 Notes”), and other promissory notes in the aggregate principal amount of $461,000, (C) there are outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, exercisable for an aggregate of 9,426,915 shares of Common Stock (excluding the 2006 Notes, the 2008 Notes, Series A Preferred Stock, and the Series B Preferred Stock and without giving effect to any anti-dilution adjustments), (D) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale or resale of any of their securities under the Securities Act other than those disclosed in the SEC Documents, (E) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, other than the Series B Preferred Stock of the Company, and (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or conversion, as applicable, of the Securities other than as disclosed in the SEC Documents.

     (ii) As of May 9, 2008, giving effect to the issuance and sale (the “Minimum Offering”) by the Company in Offering of 24,978 shares of Series C Preferred Stock and the transactions consummated in connection therewith ,29,202,356 shares of Common Stock (assuming that shares of Common Stock owned beneficially by Nirmal Mulye and Nostrum Pharmaceuticals, Inc. currently held in escrow are not issued and outstanding, based on information received from Axiom Capital Management LLC and assuming the issuance of 10,025,170 shares of Common Stock that the Company has agreed to issue but have not been issued as of the date hereof), 118,370 shares of Class A Preferred Stock, 1,000,000 shares of Series B Preferred Stock (without giving effect to any redemption thereof), and 24, 978 shares of Series C Preferred Stock would be issued and outstanding. As of the date hereof, giving effect to the Minimum Offering, (A) except as set forth herein, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (B) there are no outstanding debt securities of the Company or any of its subsidiaries other than $2,945,000 aggregate principal amount of the 2006 Notes, $1,590,000 aggregate principal amount of 2008 Notes, and other promissory notes in the aggregate principal amount of $461,000, (C) there are outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, exercisable for an aggregate of 29,127,115 shares of Common Stock (excluding the 2008 Notes, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, any warrants issuable to the Placement Agent and without giving effect to any anti-dilution adjustments), (D) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale or resale of any of their securities under the Securities Act other than those disclosed in the SEC Documents and as contemplated hereby, (E) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, other than the Series B Preferred Stock and the Series C Preferred Stock of the Company, and (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or conversion, as applicable, of the Securities other than as disclosed in the SEC Documents or as contemplated hereby.

     (iii) As of May 9, 2008, giving effect to the issuance and sale (the “Maximum Offering”) by the Company in the Offering of 50,000 shares of Series C Preferred Stock, 29,202,356 shares of Common Stock (assuming that shares of Common Stock owned beneficially by Nirmal Mulye and Nostrum Pharmaceuticals, Inc. currently held in escrow are not issued and outstanding, based on information received from Axiom Capital Management LLC and assuming the issuance of 10,025,170 shares of Common Stock that the Company has agreed to issue but have not been issued as of the date hereof), 118,370 shares of Class A Preferred Stock, 1,000,000 shares of Series B Preferred Stock (without giving effect to any redemption thereof), and 50,000 shares of Series C Preferred Stock are issued and outstanding. As of the date hereof, giving effect to the Maximum Offering, (A) except as set forth herein, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (B) there are no outstanding debt securities of the Company or any of its subsidiaries other than $2,945,000 aggregate principal amount of the 2006 Notes, $1,590,000 aggregate principal amount of 2008 Notes, and other promissory notes in the aggregate principal amount of $461,000, (C) there are outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, exercisable for an aggregate of 41,638,115 shares of Common Stock (excluding the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, any warrants issuable to the Placement Agent and without giving effect to any anti-dilution adjustments), (D) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale or resale of any of their securities under the Securities Act other than those disclosed in the SEC Documents and as contemplated hereby, (E) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, other than the Series B Preferred Stock and the Series C Preferred Stock of the Company, and (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or conversion, as applicable, of the Securities other than as disclosed in the SEC Documents or as contemplated hereby.

          (b) The Company has made available to the Investor true and correct copies of the Company’s organizational documents, as amended and as in effect on the date, and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. The Company has an insufficient number of authorized, but unissued, shares of Common Stock to satisfy requirements with respect to the issuance of shares of Common Stock upon the exercise, exchange, or conversion of securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

         2.5.4 No Conflicts. The execution, delivery and performance of the Offering Documents by Synovics and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Securities will not (i) except as set forth in Section 2.5.2 hereof, result in a violation of the Articles of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (“Principal Market”), except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

          2.5.5 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or its subsidiaries threatened against or affecting the Company, or its respective subsidiaries, the Common Stock or any of the Company’s officers or directors in their capacities as such, the effect of which would be reasonably likely to have a Material Adverse Effect.

          2.5.6 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Series C Preferred Stock and Warrants to the Purchaser to be integrated with prior offerings by the Company such that registration of the Series C Preferred Stock and Warrants under the Securities Act would be required or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its subsidiaries take any action or steps that would cause the offering of the Series C Preferred Stock and Warrants to be integrated with other offerings such that registration of the Series C Preferred Stock and Warrants under the Securities Act would be required.

          2.5.7 Employee Relations. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the Knowledge of the Company or any of its respective subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any its subsidiaries is a party to a collective bargaining agreement.

          2.5.8 Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as disclosed in the SEC Documents, the Company and its subsidiaries do not have any knowledge of any infringement by Synovics or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Knowledge of the Company, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

          2.5.9 Compliance with Law. The business of the Company and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

          2.5.10 Environmental Laws. Except as disclosed in the SEC Filings, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

          2.5.11 Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Agreement: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Each of the SEC Documents complied, when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the SEC thereunder and such SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company and its subsidiaries at the time of the execution of this Agreement, there is no information concerning the Company and its subsidiaries or its business which has not heretofore been disclosed or made available to the Investors (or disclosed in the SEC Documents) that would have a Material Adverse Effect.

          2.5.12 Title. Except as disclosed in the SEC Documents, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property, including but not limited to Intellectual Property, owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          2.5.13 Insurance. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for a company of the Company’s size and resources in the businesses in which the Company and its subsidiaries are engaged.

          2.5.14 Regulatory Permits. Except as disclosed in the SEC Documents, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          2.5.15 Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

          2.5.16 Tax Status. Except as disclosed in the SEC Documents and except for the Company’s most recent federal and state tax returns, the Company and each of its subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects. The Company has paid all taxes and other governmental assessments and charges, due by it and payable including, without limitation those shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”).

          2.5.17 Absence of Undisclosed Liabilities. The Company and its subsidiaries have no material obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those disclosed in the SEC Documents, (ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on the Company, (iii) as a result of any future restatement of the Company’s consolidated financial statements arising out of Emerging Issue Task Force 0019 and amortization of certain intangible assets of the Company and/or its subsidiaries (the “Restatement”).

          2.5.18 Financial Statements. The Financial Statements of the Company have been prepared from the books and records of Kirk and Synovics, respectively, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company as at the date of such Financial Statements, and the results of its operations and cash flows for the periods covered thereby except to the extent that such Financial Statements are amended by any Restatement.

          2.5.19 Restrictions on Business Activities. There is no judgment, order, decree, writ or injunction binding upon the Company or its subsidiaries or, to the Knowledge of the Company or its subsidiaries, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any of its subsidiaries, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

          2.5.20 Events of Default. Except as disclosed in the SEC Documents or forth on Schedule 2.5.20 Synovics has not defaulted on any debts or duties to pay money (including any guaranty).

          2.5.21 Definitions. For the purposes of this Subscription Agreement, the following terms shall have the meanings set forth below:

     “Accredited Investor” shall have the meaning set forth in Rule 501 under the Securities Act.

     “Affiliate” of the undersigned Investor means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with the undersigned Investor. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     “Certificate of Designations” means the Certificate of Designations, Preferences and Rights of Series C Preferred Stock of the Company in substantially the form attached hereto as Exhibit D.

     “Closing” shall refer to that event which, subject to the terms of the PA Agreement, occurs when the Placement Agent has received and delivered to the Company subscriptions which the Company has agreed to accept for at least a minimum of gross proceeds from Subscribers on or prior to the termination date of the Offering. Upon the prior consent of the Company, one or more additional Closings may be held for additional subscriptions accepted by the Company no later than the termination date of the Offering.

     “Closing Date” means the date of the Closing.

     “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

     “Exchange Act” means the Securities Act or the Securities Exchange Act of 1934, as amended.

     “Financial Statements” means the audited consolidated financial statements of the Company for the years ended December 31, 2006 and 2007, including balance sheets and related statements of income, stockholders’ equity and cash flows, together with the related notes, audited by the Company’s independent certified public accountants as the same have been filed with the SEC as part of the SEC Documents.

     “Holder” or “Holders” means the holder of any Securities and/or any Placement Agent Warrant, and the securities contained in, and underlying each of, the foregoing securities.

     “Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses and trade secrets, and all related applications, registrations, continuations, subdivisions and renewals thereof.

     “Investors” means the Investor and the other investors to the other Subscription Agreements pursuant to which such investors shall purchase the Securities from the Company in connection with the Offering.

     “Knowledge” shall mean the knowledge, after reasonable investigation, of the Chief Executive Officer of the Company, the Financial Officer of the Company and/or the President of Kirk Pharmaceuticals, LLC.

     “Material Adverse Effect” means any change or effect that is materially adverse to (i) the business, results of operations, financial condition, assets or liabilities of the Company or any subsidiary of the Company or (ii) the transactions contemplated hereby or by the Offering Documents.

     “Offering” means the solicitation by the Placement Agent of Subscribers for the purchase of Securities pursuant to this Subscription Agreement, and applicable law.

     “Offering Documents” shall mean the Term Sheet and all attachments and exhibits thereto, including, but not limited to the form of Registration Rights Agreement, the form of Common Stock Purchase Warrant, Certificate of Designations and this Subscription Agreement.

     “PA Agreement” shall mean the Placement Agent Agreement dated April 1, 2008 by and between the Company and the Placement Agent.

     “Placement Agent” shall mean Axiom Capital Management, Inc.

     “Placement Agent Warrants” shall refer to the warrants issued to the Placement Agent as part of its compensation for services rendered under the PA Agreement.

     “Registration Rights Agreement” shall refer to that agreement by and between the Company, on one hand and the Placement Agent and Holders on the other hand.

     “SEC” refers to the Securities and Exchange Commission.

     “SEC Documents” means the most recent annual report on Form 10-K of the Company filed with the SEC and subsequent public filings including, without limitation, any exhibits referred to or attached to such Form 10-K and subsequent public filings under the Securities Exchange Act of 1934, as amended. “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Subscriber” or “Subscribers” means an “accredited investor,” as defined under Rule 501 of the Securities Act, subscribing to purchase Securities.

     2.6     Survival of Representations and Warranties. The representations and warranties of the Company and the Subscribers contained in this Subscription Agreement shall survive the Closing and remain in full force and effect until the second anniversary of the Closing Date, except that the representations and warranties in Section 2.5.16 (Taxes) shall survive until the applicable statue of limitations has run.

3.     Covenants.

          3.1.1 Rule 144 Information. For five (5) years after the date of this Subscription Agreement, the Company shall use its best efforts to file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Investor to sell the Securities and the Underlying Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

          3.1.2 Reporting Status. Until the date on which the Investor shall have sold all the Securities and the Underlying Shares and none of the Warrants are outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

          3.1.3 Listing. The Company shall maintain the eligibility for quotation of the Common Stock on the Over the Counter Bulleting Board (the “Exchange”). Subject to applicable law, neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section. The Company shall maintain [ ] as its transfer agent (or other transfer agent of equivalent recognition).

          3.1.4 Pledge of Securities. The Company acknowledges and agrees that the Securities and the Underlying Shares may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities or the Underlying Shares. The pledge of Securities or the Underlying Shares shall not be deemed to be a transfer, sale or assignment of the Securities or the Underlying Shares hereunder, and except as required by federal or state securities laws, the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement or any other Offering Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities or the Underlying Shares as the Investor may reasonably request in connection with a pledge of the Securities or the Underlying Securities to such pledgee by the Investor (but without the obligation to incur any cost or expense in connection therewith).

          3.1.5 Disclosure of Transactions and Other Material Information. On or before 9:00 a.m., New York time, on the fourth (4th) business day following the Closing of the Offering, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Offering Documents in the form required by the Exchange Act (the “8-K Filing”). The Company shall not, and shall not cause any of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. Neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing or (ii) as may be required by applicable law, rule or regulation. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency, without the prior written consent of the Investor, except (A) for disclosure thereof which is required in the 8-K Filing or registration statement or (B) as required by law or Exchange regulations or any order of any court or other governmental agency, in which case the Company shall provide the Investor with prior notice of such disclosure.

          3.1.6 Increase in Capitalization. As soon as reasonably practicable following the initial closing of the Offering, the Company shall take all steps, including without limitation the preparation, filing with the SEC, and distribution to stockholders of the Company of a proxy statement or information statement, as applicable, on Schedule 14A or 14C, respectively, under the Exchange Act, and the scheduling and holding of any meeting of stockholders required in connection therewith, which shall be required to increase the authorized capitalization of the Company to at least such number of shares of Common Stock as shall be sufficient to permit the conversion, exercise, or exchange of all outstanding securities of the Company as shall be convertible into, or exercisable or exchangeable for, Common Stock.

          3.1.7 Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the purposes set forth in Schedule 3.1.7.

          3.1.8 Listing. The Company shall secure the listing of all Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Offering Documents. The Company shall maintain the Common Stock’s authorization for listing on the Exchange so long as the current rules and regulations relating to listing requirements on the Exchange are not modified.

          3.1.9 Transfer Agent Certification. The Company shall deliver to the Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within ten (10) business days of the Closing Date.

     3.2     Certain Pre-Funding Covenants. The Company agrees as follows with respect to the period between the execution of this Subscription Agreement and the Closing:

          (a) General. The Company will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Subscription Agreement (including satisfaction, but not waiver, of the conditions set forth in Section 4; provided, however, that nothing in this Section 3.2(a) shall be deemed to require the Investor to purchase the Securities unless and until the conditions set forth in Section 4 are satisfied or, in the sole discretion of the Investor, waived.

          (b) Operation of Business. The Company and its Subsidiaries shall not engage in any practice, take any action, or enter into any material transaction which is outside the ordinary course of business.

          (c) Full Access. The Company will permit representatives of the Investor to have reasonable access at reasonable times to its premises, properties, personnel, and to the books and documents of or pertaining to the Company.

          (d) Notice of Developments. The Company will give prompt written notice to the Investor of any development causing a breach of any of the representations and warranties in Section 2.5. No disclosure by any party pursuant to this Section 3.2(d), however, shall be deemed to amend or supplement the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, unless the Investor consents to the incorporation of such amendment or supplement or disclosure by consummating the transactions contemplated hereby.

     3.3     Transfer Agent Instructions. As of the date hereof, and conditioned only upon the issuance of the Securities at the Closing, the Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit E (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to promptly issue certificates, registered in the name of the Investor or its respective nominee(s), for the Underlying Shares in such amounts as specified from time to time by the Investor to the Company upon conversion of the Series C Preferred Stock or upon exercise of the Warrants.

4.     Conditions To The Investor's Obligations At Closing. The obligations of the Investor under Section 1.2 of this Subscription Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

          (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 2.5 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

          (b) Performance. The Company shall have performed and complied in all respects with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          (c) Compliance Certificate. The Company will have delivered to the Investors a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 4(a) and 4(b) hereof have been fulfilled.

          (d) Subscription Agreement. The Company shall have executed and delivered to the Investors this Subscription Agreement.

          (e) Securities Exemptions. The offer and sale of the Securities to the Investors pursuant to this Subscription Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          (f) No Suspension of Trading or Listing of the Common Stock. The Common Stock (i) shall be designated for quotation or listed on the Exchange and (ii) shall not have been suspended from trading by the SEC or on the Exchange, nor shall suspension by the SEC or the Exchange have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Exchange or (B) because the price per share of the Common Stock has fallen below the minimum listing maintenance requirements of the Exchange.

          (g) Good Standing Certificates. The Company shall have delivered to the Investors a certificate of the Secretary of State of the State of Nevada, dated as of a date within three (3) business days of the date of the Closing, with respect to the good standing of the Company.

          (h) Secretary’s Certificate. The Company shall have delivered to the Investors a certificate of the Company executed by the Secretary of the Company attaching and certifying to the truth and correctness of (i) the Certificate of Incorporation, (ii) the Bylaws and (iii) the resolutions adopted by the Board of Directors in connection with the transactions contemplated by the Offering Documents.

          (i) Opinion of Company Counsel. The Investors will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Reitler Brown & Rosenblatt LLC, counsel to the Company.

          (j) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization (including the Exchange) or the staff of any of the foregoing having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by the Offering Documents.

          (k) Amount Invested. The Investors under the Subscription Agreements shall have tendered at Closing not less than [$__,___,000] in the aggregate (including all outstanding bridge notes and certain other outstanding liabilities of the Company and its subsidiaries converted into Series C Preferred Stock) for the Securities.

          (l) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Investor in connection with the transactions contemplated hereby.

          (m) Irrevocable Transfer Agent Instructions. The Company shall have delivered the Irrevocable Transfer Agent Instructions, executed by each of the Company and its transfer agent.

          (n) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Nevada, and copies thereof shall have been certified by such Secretary of State and shall have been delivered to the Investor.

          (o) Legal Documents. Legal documentation satisfactory to the Placement Agent and prospective Investors shall have been completed.

          (p) Due Diligence. Satisfactory completion of due diligence by the Placement Agent and prospective Investors.

          (q) Additional Conditions Contemplated by Maneesh Letter. The following conditions contemplated by that certain letter agreement dated April 3, 2008, as amended on April 24, 2008, between the Company and Svizera Holdings BV (the “Maneesh Letter”):

(1)	The Company’s Board shall have been restructured as contemplated by the Maneesh Letter under the caption “Board Structure.”

(2)	Certain significant shareholders of the Company shall have entered into an agreement (in form and providing and substance satisfactory to Maneesh Pharmaceuticals Ltd. (“Maneesh”)) for them to vote their securities in favor of the Board members designated by the others as provided in the Maneesh Letter under the caption “Board Structure”.

(3)	The Company shall have delivered to Maneesh evidence to Maneesh’s satisfaction that in no event shall Maneesh (including its shareholders, principals or affiliates, including without limitation Vinay Sapte and Svizera Holdings BV) be considered an “Acquiring Person” under the Rights Agreement effective as of September 8, 2006, between the Company and Continental Stock Transfer & Trust Company, as rights agent.

(4)	In addition to the reimbursement to Maneesh of due diligence expenses (including related legal fees and expenses), contemplated by the Maneesh Letter under clause (j) under the caption “Other Conditions to Closing of the Qualified Equity Financing”, the Company shall, on the Closing Date, reimburse to Maneesh, by means of a credit against the Investment Amount otherwise payable hereunder, of legal fees and expenses incurred by Maneesh in connection with the negotiation and preparation of the Offering Documents in an amount not to exceed $15,000.

5.      Termination.

          (a) The Investor and the Company may terminate this Subscription Agreement by mutual written consent at any time prior to the Closing.

          (b) The Investor may terminate this Subscription Agreement by giving written notice to the Company at any time prior to the Closing:

     (i) in the event that the Company has breached any representation, warranty, or agreement contained in this Subscription Agreement or in any other Offering Document in any material respect, the Investor or any other Investor has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or

     (ii) if the Closing shall not have occurred on or before [_________, 2008], by reason of the failure of any condition precedent under Section 4 hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from any Investor itself breaching any representation, warranty, or covenant contained in the Subscription Agreements or any other Offering Document).

          (c) The Company may terminate this Subscription Agreement by giving written notice to the Investor at any time prior to the Closing in the event that the Investor has breached any representation, warranty, or covenant contained in this Subscription Agreement in any material respect, the Company has notified the Investor of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach.

          (d) Effect of Termination. Each party’s right of termination under this Section 5 is in addition to any other rights it may have under this Subscription Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. Upon any termination, the amount deposited in escrow shall be immediately wired to the Investor.

6.     First Right of Refusal. During the period from the date hereof through the earlier of (i) the second anniversary of the Effective Date, or (ii) the date on which less than $2,500,000 of Series C Preferred remains unconverted, the Investor shall be given not less than ten (10) business days’ prior written notice of any proposed sale by the Company to any person of debt or equity securities (the “New Securities”). Within the ten (10) business days following receipt of such notice, each Investor shall have the right to purchase such Investor’s Allocable Share of the New Securities (or such other amount as the Investors may agree) in accordance with the terms and conditions set forth in the notice of sale provided by the Company. Each Investor may exercise such right independent of the exercise thereof by any other Investor. In the event the sale terms and conditions are modified during the notice period, the Investor shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right. As used herein, the term “Investor’s Allocable Share” means the fraction, of which (i) the numerator is the Investor’s Purchase Price and (ii) the denominator is the aggregate Purchase Price of all Investors.

7.     Indemnification

          (a) The Investor hereby agrees to indemnify and hold harmless the Company and its officers, directors, managers, members, partners, shareholders, employees, agents and attorneys and any control persons against any and all losses, claims, demands, liabilities, actions or causes of action, encumbrances and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any material breach by such Investor of any representation, warranty, covenant, obligation or agreement contained herein.

          (b) The Company hereby agrees to indemnify and hold harmless the Investor and its officers, directors, managers, members, partners, shareholders, employees, agents and attorneys and any control persons against any and all losses, claims, demands, liabilities, actions or causes of action, encumbrances and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Company and contained in this Subscription Agreement, the other Offering Documents, the Term Sheet or the SEC Documents, or (ii) arise out of or are based upon any breach of any representation, warranty, covenant, obligation or agreement contained herein or therein. The Company hereby agrees to indemnify the Investor for expenses (including reasonable legal or other expenses) incurred by the Investor in connection with any claims made by the Investor against the Company arising out of or based upon any breach of any representation, warranty, covenant, obligation or agreement of the Company contained herein.

8.     Consent to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Manhattan, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Manhattan, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement hereof). Each party agrees not to commence a claim or proceeding hereunder in a court other than a state court or federal court sitting in Manhattan, New York, except (a) if required as a mandatory counterclaim or cross-claim in a proceeding commenced by a Person in a different jurisdiction or (b) if such party has first brought such claim or proceeding in such court sitting in Manhattan, New York and both the state courts and the federal courts sitting in Manhattan, New York have denied jurisdiction over such claim or proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby.

9.     Severability. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.     Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Subscription Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Subscription Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

11.     Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties’ hereto and their legal representatives, successors and assigns.

12.     Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be deemed sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery followed by next business day delivery, or by facsimile delivery, as follows:

Investor:	At the address designated in Section 2.2 of this
Subscription Agreement.

The Company:	Synovics Pharmaceuticals, Inc.
5360 Northwest 35th Avenue
Ft. Lauderdale, FL 33309
Attention: Ronald H. Lane, Ph.D., President

With a copy to:	Reitler Brown & Rosenblatt LLC
800 Third Avenue, 21st Floor
New York, NY 10021
Facsimile: (212) 371-5500
Attention: Robert S. Brown, Esq.

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.     Governing Law. This Subscription Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of New York.

14.     Entire Agreement. This Subscription Agreement constitutes the entire Subscription Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Subscription Agreement nor any provision hereof may be amended, waived, discharged or terminated, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

15.     Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Subscription Agreement.

16.     Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of and payment for the Securities.

17.     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Subscription Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive, in any action for specific performance of any such obligation the, defense that a remedy at law would be adequate.

18.     Independent Nature of Investors’ Obligations. The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any other Investor under any other Subscription Agreement, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any of the other subscription agreements. The decision of the Investor to purchase the Securities pursuant to this Subscription Agreement has been made by such Investor independently of any other Investor. Nothing contained herein or in any of the other subscription agreements, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the subscription agreements. The Investor acknowledges that no other Investor has acted as agent for Investor in connection with making its investment hereunder and that no other Investor will be acting as the agent of the Investor in connection with monitoring its investment in the Securities or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

19.     Replacement of Securities and Underlying Shares. If any certificate or instrument evidencing any Securities or any Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities or Underlying Shares.

20.     Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to this Subscription Agreement or the Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Individual Investors:

Social Security Number	Print Name of Investor No. 1	Signature of Investor No. 1

Social Security Number	Print Name of Investor No. 2	Signature of Investor No. 2

Manner in which Securities are to be held:
_____ Individual Ownership	_____ Partnership
_____ Tenants-in-Common	_____ Trust
_____ Joint Tenant With Right of Survivorship	_____ Corporation
_____ Community Property	_____ Employee Benefit Plan
_____ Separate Property	_____ Other (please indicate)

Corporate or Other Entity:

Federal ID Number	Print Name of Entity

By:____________________________________	Dated:__________, 2008
Name:
Title:

By signing below, the undersigned accepts the foregoing subscription and agrees to be bound by its terms.

SYNOVICS PHARMACEUTICALS, INC.

By:______________________________________	Dated:___________ , 2008
Name: Ronald H. Lane, Ph.D.
Title: President

Exhibit A

Wire Transfer Instructions

Exhibit B

Form of Warrant

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Form of Certificate of Designations

Exhibit E

Irrevocable Transfer Agent Instructions

Schedule 2.5.1

Schedule 2.5.20

Schedule 3.1.7

Use of Proceeds